UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 17, 2005

FIRST MARINER BANCORP
(Exact name of Registrant as specified in Charter)

Maryland	000-21815	52-1834860
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Boston Street, Baltimore, MD 21224
(Address of Principal Executive Offices/Zip Code)

Registrant's telephone number, including area code: (410) 342-2600

Not Applicable
(Former name or former address of Registrant, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

❒Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

See the information reported in Item 2.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Introduction

On August 17 and 18, 2005, First Mariner Bancorp (the “Company”) entered into several agreements providing for the private placement of Floating Rate Capital Securities (the “Capital Securities”) by its newly formed Delaware trust subsidiary, Mariner Capital Trust VII (the “Trust”), to First Tennessee Bank National Association (the “Purchaser”). The agreements provide for the Trust to sell $5,000,000 of Capital Securities to the Purchaser and $155,000 of Floating Rate Common Securities (the “Common Securities” and collectively with the Capital Securities, the “Securities”) to the Company, which sales were completed on August 18, 2005. The Trust used the proceeds from the sales of the Securities to purchase the Floating Rate Junior Subordinated Deferrable Interest Debentures due 2035 described below (the “Debentures”) from the Company on August 18, 2005.

The Capital Securities have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an exemption from the registration requirements. This notice does not constitute an offer to sell or the solicitation of an offer to buy the Capital Securities.

The principal agreements into which the Company has entered in connection with these transactions are briefly described below.

Placement Agreement

On August 17, 2005, the Company and the Trust entered into a Placement Agreement (the “Placement Agreement”) with FTN Financial Capital Markets and Keefe, Bruyette & Woods, Inc. (the “Placement Agents”), who agreed to arrange for the purchase of the Capital Securities by the Purchaser. The Placement Agreement provides for the sale by the Trust of the Capital Securities to the Purchaser for a purchase price of $5,000,000. The Placement Agreement provides that the Company will pay all costs and expenses incident to the performance of the obligations of the Company and the Trust under the Placement Agreement. The Placement Agreement requires the Company and the Trust to indemnify the Placement Agents, the Purchaser and their affiliates, officers, directors, and employees against certain losses, claims, damages, and liabilities arising in connection with the sale of the Capital Securities.

Indenture

On August 18, 2005, the Company entered into an Indenture (the “Indenture”) with Wilmington Trust Company, as Trustee. The Indenture provides for the issuance by the Company of Debentures aggregating $5,155,000 in principal amount, which Debentures were issued on August 18, 2005 and registered in the name of the Institutional Trustee on behalf of the Trust. The Debentures bear interest at a rate per annum of 5.76% through (but not including) December 15, 2005 and thereafter at a rate per annum equal to the 3-Month LIBOR plus 1.95%. Interest is payable on each March 15, June 15, September 15, and December 15. Beginning on and after December 15, 2005, interest adjusts every three months.

Under the Indenture, the Company has the option, so long as it is not in default under certain specified provisions of the Indenture, at any time and from time to time, to defer the payment of interest on the Debentures for up to 20 consecutive quarterly interest payment periods. During any such extension period, or while an event of default exists under the Indenture, or if the Company is in default with respect to its payment obligations under the Guarantee Agreement discussed below, the Indenture imposes restrictions on the Company’s ability to (i) declare or pay dividends or distributions on, or to redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or (ii) make payments of principal, interest or premium on, or repay, repurchase or redeem, any debt securities it may issue that rank equal or junior to the Debentures.

The Debentures mature on September 15, 2035 and can be redeemed in whole or in part by the Company, at its option, at 100% of their principal amount plus accrued and unpaid interest at any time on or after September 15, 2010 (the fifth anniversary of the first interest payment date). During the occurrence and continuance of a Capital Treatment Event, a Tax Event, or an Investment Company Event as defined in the Indenture, the Company may also redeem the Debentures in full, at its option, at the Special Redemption Price as defined in the Indenture (between 100% and 104.625% of their principal amount, depending on the date of redemption) plus accrued and unpaid interest. The payment of principal and interest on the Debentures is subordinate and subject to the right of payment of all Senior Indebtedness of the Company as defined in the Indenture.

The holders of at least 25% in aggregate principal amount of outstanding Debentures, or the Trustee, may by notice to the Company (and in some cases also to the Trustee) declare the principal amount of, and any premium and accrued interest on, all of the Debentures due and payable immediately upon the occurrence of certain events of default specified in the Indenture.

The Indenture requires the Company to indemnify and hold harmless the Trustee and its officers, agents, directors and employees against all losses, damages, and other liabilities arising out of or in connection with the acceptance or administration of the Trust, to the extent such losses, damages or liabilities are incurred without negligence, bad faith or willful misconduct on the part of the indemnified person.

Amended and Restated Declaration of Trust

On August 18, 2005, the Company, as Sponsor, Wilmington Trust Company, as Delaware Trustee, Wilmington Trust Company, as Institutional Trustee, and Mark A. Keidel and Eugene A. Friedman, as Administrators, entered into an Amended and Restated Declaration of Trust (the “Trust Agreement”). Each of the Administrators is an officer of the Company.

The Trust Agreement provides for the issuance of the Securities by the Trust. Each Security has a liquidation amount of $1,000. The Capital Securities have an aggregate liquidation amount of $5,000,000 and the Common Securities have an aggregate liquidation amount of $155,000. The Trust Agreement provides for distributions to be paid on the Securities, based on the liquidation amount of the outstanding Securities, at the same rates and times as interest is payable on the Debentures issued pursuant to the Indenture by the Company to the Institutional Trustee.

Guarantee Agreement

On August 18, 2005, the Company, as Guarantor, entered into a Guarantee Agreement with Wilmington Trust Company, as Guarantee Trustee, for the benefit of the holders from time to time of the Capital Securities. Pursuant to the Guarantee Agreement, the Company unconditionally agreed to pay (to the extent not paid by or on behalf of the Trust, and without duplication), amounts due and payable under the Capital Securities, to the extent that the Trust has funds available for such payment at the time, as well as all other costs, expenses and liabilities (other than tax liabilities) of the Trust. The Company’s obligations under the Guarantee Agreement are subordinate and junior in right of payment to all of the Company’s Senior Indebtedness as defined in the Indenture.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

4	Indenture dated as of August 18, 2005.
Pursuant to Regulation S-K Item 601(b)(4)(iii), the registrant agrees to furnish a copy of the Indenture to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

Date: August 19, 2005	By:	/s/ Joseph A. Cicero
Joseph A. Cicero
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit	Description

4	Indenture dated as of August 18, 2005.
Pursuant to Regulation S-K Item 601(b)(4)(iii), the registrant agrees to furnish a copy of the Indenture to the Securities and Exchange Commission upon request.